Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Tritel, Inc.:

We consent to the use of our report dated February 18, 2000, except with respect to Note 21 which is as of February 28, 2000, related to the consolidated financial statements of Tritel, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 incorporated by reference in the Form S-8 Registration Statement of Telecorp-Tritel Holding Company to be filed on or about November 13, 2000.


                                       /s/ KPMG LLP

Jackson, Mississippi
November 13, 2000